As filed with the Securities and Exchange Commission on November 18, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Level 3 Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-0210602
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1025 Eldorado Blvd.

Broomfield, CO 80021

(720) 888-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John M. Ryan, Esq.

Executive Vice President and Chief Legal Officer

1025 Eldorado Blvd.

Broomfield, CO 80021

(720) 888-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David K. Boston, Esq.

Laura L. Delanoy, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the selling stockholder.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated	Accelerated	Non-accelerated filer ☐	Smaller reporting
filer ☒	filer ☐	(Do not check if a smaller reporting	company ☐
company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Price Per Unit (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Common Stock, $0.01 par value per share	50,498,593	$20.10	$1,015,021,719.30	$116,321.49

(1)                           This registration statement covers shares of common stock of Level 3 Communications, Inc., or Level 3 that may be offered, sold, distributed or otherwise transferred from time to time by the selling stockholder named herein.

(2)                           Includes an undetermined number of additional shares of common stock as may from time to time be issued by reason of stock splits, stock dividends and other similar transactions, which shares are registered hereunder pursuant to Rule 416 under the Securities Act of 1933, as amended.

(3)                           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.  The proposed maximum offering price is based on a per share price of $20.10, the average high and low prices of Level 3’s common stock on November 17, 2011, as reported on the New York Stock Exchange.

(4)                           Determined in accordance with Section 6(b) of the Securities Act of 1933, as amended, at a rate equal to $114.60 per $1 million of the proposed maximum aggregate offering price.

PROSPECTUS

50,498,593 Shares

LEVEL 3 COMMUNICATIONS, INC.

Common Stock

This prospectus relates to the disposition from time to time of up to 50,498,593 shares of our common stock, which are held by the selling stockholder named in this prospectus.  We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholder.

The selling stockholder identified in this prospectus, or its permitted transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices.  We provide more information about how the selling stockholder may sell its shares of common stock in the section entitled “Plan of Distribution” beginning on page 8 of this prospectus.  We will not be paying any underwriting discounts or selling commissions in connection with any offering of common stock under this prospectus.

Our common stock currently trades on the New York Stock Exchange under the symbol “LVLT.”  On November 17, 2011, the last reported sale price of our common stock on the New York Stock Exchange was $19.99 per share.

Investing in our common stock involves a high degree of risk.  Please carefully consider the “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is November 18, 2011.

In connection with this offering, no person is authorized to give any information or to make any representations not contained or incorporated by reference in this prospectus.  If information is given or representations are made, you may not rely on that information or representations as having been authorized by us. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful.  You may not imply from the delivery of this prospectus, nor from any sale made under this prospectus, that our affairs are unchanged since the date of this prospectus or that the information contained in this prospectus is correct as of any time after the date of this prospectus.  The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

We are not making any representation to any purchaser regarding the legality of an investment by such purchaser under any legal investment or similar laws or regulations.  You should not consider any information in this prospectus to be legal, business or tax advice.  You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in our common stock.

Market data used throughout this prospectus and the documents incorporated in this prospectus by reference, including information relating to our relative position in the industries in which we conduct our business, is based on the good faith estimates of our management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.  Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information.  Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors.”

i

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements and information that are based on the beliefs of management as well as assumptions made by and information currently available to us. When used in this prospectus, the words “anticipate,” “believe,” “plan,” estimate” and “expect” and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements.  Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this prospectus.  These forward-looking statements include, among others, statements concerning:

•                  our communications business, its advantages and our strategy for continuing to pursue our business;

•                  the anticipated development and launch of new services in our business;

•                  anticipated dates on which we will begin providing certain services or reach specific milestones;

•                  growth of the communications industry;

•                  expectations as to our future revenue, margins, expenses, cash flows and capital requirements; and

•                  other statements of expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

You should be aware that these forward-looking statements are subject to risks and uncertainties, including financial, regulatory, environmental, industry growth and trend projections, that could cause actual events or results to differ materially from those expressed or implied by the statements.  Other important factors that may affect our results of operations and financial condition include, but are not limited to, the effects on our business and our customers of the current uncertainty in the global financial markets and the global economy as well as our failure to:

•                  efficiently and effectively integrate the acquired business, operations and assets of Global Crossing;

•                  increase and maintain the volume of traffic on our network and the resulting revenue;

•                  develop effective business support systems;

•                  manage system and network failures or disruptions;

•                  develop new services that meet customer demands and generate acceptable margins;

•                  defend intellectual property and proprietary rights;

•                  adapt to rapid technological changes that lead to further competition;

•                  attract and retain qualified management and other personnel;

•                  successfully integrate future acquisitions;

•                  successfully use new technology and information systems to support new and existing services;

•                  prevent system failures that significantly disrupt the availability and quality of the services that we provide;

•                  resolve contingent liabilities on acceptable terms;

ii

•                  provide services that do not infringe the intellectual property and proprietary rights of others; and

•                  meet all of the terms and conditions of our debt obligations.

Additional important factors that may affect our results of operations and financial condition include:

•                  our inability to successfully integrate our business with the business of Level 3 GC Limited, the entity that resulted from the amalgamation transaction with Global Crossing Limited, or Global Crossing, or to integrate the businesses within the anticipated timeframe;

•                  the risk that the integration of our business with the business of Global Crossing disrupts current plans and operations, increases operating costs and the potential difficulties in customer loss and employee retention as a result of the acquisition;

•                  the inability to recognize the anticipated benefits of our combination with Global Crossing, including the realization of revenue and cost-synergy benefits, and to recognize such benefits within the anticipated timeframe;

•                  the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

•                  a discontinuation of the development and expansion of the Internet as a communications medium and marketplace for the distribution and consumption of data and video; and

•                  disruptions in the financial markets that could affect our ability to obtain additional financing.

Other factors are described under “Risk Factors” and in our filings with the Securities and Exchange Commission, or the SEC, that are incorporated by reference in this prospectus.

iii

SUMMARY

This summary highlights information contained elsewhere in this prospectus.  This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including “Risk Factors” and our audited financial statements and the notes to those financial statements, which are incorporated by reference in this prospectus.

References in this prospectus to “Level 3,” “we,” “us,” “our,” and the “Company” refer to Level 3 Communications, Inc., a company incorporated in Delaware, and its subsidiaries, except as expressly stated otherwise or unless the context requires otherwise.

The Company

Through our operating subsidiaries, we engage primarily in the communications business.

We are a facilities based provider (that is, a provider that owns or leases a substantial portion of the plant, property and equipment necessary to provide its services) of a broad range of integrated communications services. We have created our communications network by constructing our own assets, by purchasing other companies and by purchasing and leasing facilities from third parties.  Our network is an advanced, international, facilities based communications network.  We designed our network to provide communications services, which employ and take advantage of rapidly improving underlying optical, Internet Protocol, computing and storage technologies.

Recent Developments

Acquisition of Global Crossing Limited

On October 4, 2011, we completed the transactions contemplated by the Agreement and Plan of Amalgamation, dated as of April 10, 2011, by and among the Company, Apollo Amalgamation Sub, Ltd., a Bermuda exempted limited liability company and a wholly owned subsidiary of the Company, or Amalgamation Sub, and Global Crossing Limited, a Bermuda exempted limited liability company, or Global Crossing.  Amalgamation Sub and Global Crossing amalgamated in accordance with Bermuda law, referred to herein as the Amalgamation, and continued as a Bermuda exempted limited liability company, or Level 3 GC Limited.  Upon the effectiveness of the Amalgamation, Level 3 GC Limited became a wholly owned subsidiary of the Company.  Immediately following the effective time of the Amalgamation, we contributed to Level 3 Financing, Inc., a direct wholly owned subsidiary of the Company, or Level 3 Financing, all of the shares we held in Level 3 GC Limited, and Level 3 GC Limited became a wholly owned subsidiary of Level 3 Financing.

As a result of the Amalgamation, we issued approximately 1.3 billion (prior to the reverse stock split described below) shares of common stock to former holders of Global Crossing common shares and Global Crossing preferred stock and holders of Global Crossing restricted stock units.  In addition, we redeemed approximately $1.36 billion of Global Crossing’s outstanding consolidated debt.

Tranche B II Term Loans

On October 4, 2011, in connection with the Amalgamation, the Company’s wholly owned subsidiary, Level 3 Financing, amended its existing secured credit agreement to increase by $650 million the aggregate borrowings thereunder, through the incurrence of an additional Tranche, or the Tranche B II Term Loans.  The Tranche B II Term Loans mature on September 1, 2018 and bear interest on any given day at a rate, in the case of any Alternate Base Rate Loan (as defined in the credit agreement), equal to (i) the greater of (a) the Prime Rate (as defined in the credit agreement) in effect on such day and (b) the Federal Funds Effective Rate (as defined in the credit agreement) in effect on such day plus ½ of 1% plus (ii) 325 basis points.  Any Tranche B II Term Loan that is a Eurodollar Loan (as defined in the credit agreement) bears interest at a rate equal to the London Interbank Offered Rate (LIBOR) for the applicable interest period plus 425 basis points, with the LIBOR rate set at a minimum of 1.50%.  The net proceeds of the Tranche B II Term Loans were used to consummate the Amalgamation, to refinance certain existing indebtedness of Global Crossing in connection with the consummation of the Amalgamation and for general corporate purposes.

Notes Assumption by Level 3 Financing, Inc.

On June 9, 2011, Level 3 Escrow, Inc., an indirect, wholly owned subsidiary of the Company, or Level 3 Escrow, entered into an indenture with The Bank of New York Mellon Trust Company, N.A., as trustee, referred to herein as the Indenture, in connection with Level 3 Escrow’s issuance of $600 million in aggregate principal amount of its 8.125% Senior Notes due 2019, or the Initial Senior Notes.  On July 28, 2011, Level 3 Escrow issued an additional $600 million aggregate principal amount of its 8.125% Senior Notes due 2019, or the Additional Senior Notes, under the Indenture.  The Initial Senior Notes and the Additional Senior Notes are treated as a single series of Notes under the Indenture (together, referred to as the 8.125% Senior Notes).

On October 4, 2011, following the consummation of the Amalgamation, the contribution of our shares in Level 3 GC Limited to Level 3 Financing and the satisfaction of certain escrow conditions, Level 3 Financing entered into a supplemental indenture, dated as of October 4, 2011, to the Indenture with Level 3 Financing, Level 3, and The Bank of New York Mellon Trust Company, N.A., as trustee, providing for the assumption by Level 3 Financing of the obligations of Level 3 Escrow under the 8.125% Senior Notes and the Indenture and the unconditional guarantee by Level 3 of Level 3 Financing’s obligations under the Indenture and the 8.125% Senior Notes.

Reverse Stock Split and Listing on New York Stock Exchange

On October 2, 2011, our Board of Directors, or the Board, authorized the Company to transfer the listing of our common stock from the NASDAQ Global Select Market to the New York Stock Exchange, or the NYSE.  Our common stock began trading on the NYSE on October 20, 2011, under the ticker symbol “LVLT.”

In conjunction with listing on NYSE, and as previously approved by our stockholders, the Board approved a 1-for-15 reverse stock split of our common stock, referred to herein as the Reverse Stock Split, which became effective on October 19, 2011.  In connection with the Reverse Stock Split, the number of authorized shares of our common stock decreased from 4,400,000,000 shares to 293,333,333 shares.  As of November 4, 2011, there were 207,649,059 shares of our common stock issued and outstanding.  Adjusted for the Reverse Stock Split, Level 3’s basic and diluted loss per share was $5.62 for the fiscal year ended December 31, 2010, $5.68 for the fiscal year ended December 31, 2009, $3.05 for the fiscal year ended December 31, 2008, $11.33 for the fiscal year ended December 31, 2007, and $11.45 for the fiscal year ended December 31, 2006.  The number of shares used to compute basic and diluted loss per share was approximately 110,680,000 for the fiscal year ended December 31, 2010, 108,870,000 for the fiscal year ended December 31, 2009, 104,333,000 for the fiscal year ended December 31, 2008, 101,174,000 for the fiscal year ended December 31, 2007, and 66,884,000 for the fiscal year ended December 31, 2006.

Tranche B III Term Loans

On November 10, 2011, the Company’s wholly owned subsidiary, Level 3 Financing, amended its existing secured credit agreement to increase by $550 million the aggregate borrowings thereunder, through the incurrence of an additional Tranche, or the Tranche B III Term Loans. The Tranche B III Term Loans mature on September 1, 2018 and bear interest on any given day at a rate, in the case of any Alternate Base Rate Loan (as defined in the credit agreement), equal to (i) the greater of (a) the Prime Rate (as defined in the credit agreement) in effect on such day and (b) the Federal Funds Effective Rate (as defined in the credit agreement) in effect on such day plus ½ of 1% plus (ii) 325 basis points.  Any Tranche B III Term Loan that is a Eurodollar Loan (as defined in the credit agreement) bears interest at a rate equal to the London Interbank Offered Rate (LIBOR) for the applicable interest period plus 425 basis points, with the LIBOR rate set at a minimum of 1.50%.  A portion of the net proceeds of the Tranche B III Term Loans was used to pre-pay in full the Tranche B Term Loans, and the remainder will be used to redeem, on December 10, 2011, the $274 million aggregate principal amount of the Company’s 3.5% Convertible Senior Notes due 2012.  As a result of the incurrence of the Tranche B III Term Loans and the pre-payment of the Tranche B Term Loans, the total aggregate principal amount of the loans under the Restated Credit Agreement is $2.6 billion.

Principal Executive Offices

Our principal executive offices are located at 1025 Eldorado Boulevard, Broomfield, Colorado 80021 and our telephone number is (720) 888-1000.  Our website is located at http://www.level3.com.  The information on our website is not part of this prospectus.

The Offering

The selling stockholder named in this prospectus may offer and sell up to 50,498,593 shares of our common stock.   Our common stock is listed on the NYSE under the symbol “LVLT.”  We will not receive any of the proceeds of sales by the selling stockholder of any of the common stock covered by this prospectus.  Throughout this prospectus, when we refer to the shares of our common stock, the offer and sale of which are being registered on behalf of the selling stockholder, we are referring to the shares of common stock that have been and may be issued to STT Crossing Ltd.  When we refer to the selling stockholder in this prospectus, we are referring to STT Crossing Ltd. and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholder.

RISK FACTORS

You should carefully consider the risks described below and those described in the information incorporated by reference before making an investment decision.  The risks described below and those described in the information incorporated by reference are not the only ones facing us.  Additional risks not presently known to us, or that we currently deem immaterial, may also impair our business operations.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

This prospectus and the information incorporated by reference also contain forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us summarized below under “Risks Related to the Offering” and those discussed elsewhere in this prospectus and the information included or incorporated by reference.  In addition to the following risk factors, you should carefully consider the risks, uncertainties and assumptions discussed in Item 1A. of our annual report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 25, 2011, our most recent Quarterly Report on Form 10-Q, for the quarter ended September 30, 2011, filed with the SEC on November 8, 2011, and in other documents that we subsequently file with the SEC that update, supplement or supersede such information, which documents are incorporated by reference into this prospectus.  See “Where You Can Find More Information.”

Risks Related to the Offering

If a large number of shares of our common stock is sold in the public market, the sales could reduce the trading price of our common stock and impede our ability to raise future capital.

We cannot predict what effect, if any, future issuances by us of our common stock will have on the market price of our common stock.  In addition, shares of our common stock that we issue in connection with an acquisition may not be subject to resale restrictions.  The market price of our common stock could drop significantly if certain large holders of our common stock, including the selling stockholder, or recipients of our common stock in connection with an acquisition, sell all or a significant portion of their shares of common stock or are perceived by the market as intending to sell these shares other than in an orderly manner.  In addition, these sales could impair our ability to raise capital through the sale of additional common stock in the capital markets.  Under the Stockholder Rights Agreement, as defined herein, the selling stockholder is restricted from, among other things, offering, pledging, or otherwise disposing of or transferring any shares of our common stock; however, these restrictions will expire on January 2, 2012.

Certain Foreign Holders may be subject to adverse U.S. federal income tax considerations.

Generally, if a Foreign Holder, as defined in the section entitled “Material U.S. Federal Income Tax Considerations,” who owns more than 5% of the total value of our outstanding common stock disposes of that common stock, that holder may be subject to U.S. federal income or withholding tax on any gain recognized on the disposition as income effectively connected with a U.S. trade or business if we were a “U.S. real property holding corporation” at any time during the shorter of the five years before the disposition or the holding period of the holder. In addition, if our common stock is not considered to be regularly traded on an established securities market at such time, a Foreign Holder may be subject to such tax on any gain recognized on the disposition of such common stock without regard to the value of the common stock owned by such holder.  We may be, or may become, a U.S. real property holding corporation.  See “Material U.S. Federal Income Tax Considerations.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of material U.S. federal income tax consequences of the ownership and disposition of common stock by a beneficial owner that is a “Foreign Holder,” other than a Foreign Holder that owns, or has owned, actually or constructively, more than 5% of our common stock.  A Foreign Holder is a person or entity that, for U.S. federal income tax purposes, is a:

•      non-resident alien individual, other than certain former citizens and residents of the United States subject to tax as expatriates,

•      foreign corporation, or

•      foreign estate or trust.

A Foreign Holder does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition and is not otherwise a resident of the United States for U.S. federal income tax purposes.  Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of common stock.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a member of such an entity will generally depend on the status of the member and the activities of the entity treated as a partnership.  If you are a member of an entity treated as a partnership for U.S. federal income tax purposes holding our common stock, you should consult your tax advisor.

This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein.  This discussion does not address all aspects of U.S. federal income taxation that may be relevant to Foreign Holders in light of their particular circumstances and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.  Prospective holders are urged to consult their tax advisors with respect to the particular tax consequences to them of owning and disposing of common stock, including the consequences under the laws of any state, local or foreign jurisdiction.

Dividends

Dividends paid to a Foreign Holder of common stock generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty.  In order to obtain a reduced rate of withholding, a Foreign Holder will be required to provide an Internal Revenue Service Form W-8BEN certifying its entitlement to benefits under a treaty.

The withholding tax does not apply to dividends paid to a Foreign Holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Foreign Holder’s conduct of a trade or business within the United States.  Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Foreign Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise.  A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Gain on Disposition of Common Stock

A Foreign Holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of common stock unless:

•      the gain is effectively connected with a trade or business of the Foreign Holder in the United States, subject to an applicable treaty providing otherwise, or

•      we are or have been a U.S. real property holding corporation, as defined below, at any time within the five-year period preceding the disposition or the Foreign Holder’s holding period, whichever period is shorter, and our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

Generally, a corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests, as defined in the Code and applicable regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We may be, or may prior to a Foreign Holder’s disposition of common stock become, a U.S. real property holding corporation.

Information Reporting Requirements and Backup Withholding

Information returns will be filed with the Internal Revenue Service in connection with payments of dividends and the proceeds from a sale or other disposition of common stock.  You may have to comply with certification procedures to establish that you are not a United States person in order to avoid information reporting and backup withholding tax requirements.  The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding tax as well.  The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

Foreign Accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined under those rules) and certain other non-U.S. entities.  The failure to comply with additional certification, information reporting and other specified requirements could result in a withholding tax being imposed on payments of dividends and sales proceeds to foreign intermediaries and certain Foreign Holders.  A 30% withholding tax is imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a foreign non-financial entity, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner.  If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements.

Although this legislation currently applies to applicable payments made after December 31, 2012, in recent guidance, the IRS has indicated that Treasury Regulations will be issued providing that the withholding provisions described above will apply to payments of dividends on our common stock made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of such stock on or after January 1, 2015.  Prospective investors should consult their tax advisors regarding this legislation.

SELLING STOCKHOLDER

STT Crossing Ltd., or STT Crossing, may from time to time offer and sell pursuant to this prospectus any or all of the securities listed below.  The address of the principal business of STT Crossing is Rogers House 5, President John Kennedy Street, Port Louis, Mauritius.

The following table sets forth information regarding the selling stockholder’s beneficial ownership of our common stock as of November 4, 2011 and as adjusted to reflect the sale of common stock being offered under this prospectus.  The information relating to the number of shares owned by STT Crossing is based on information provided by or on behalf of STT Crossing.  STT Crossing may offer all, some or none of the common stock.  Because STT Crossing may offer all or some portion of the common stock, no estimate can be given as to the amount of common stock that will be held by STT Crossing upon consummation of any sales.

The information in the following table has been presented in accordance with SEC rules.  Under these rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any options, warrants or other rights. Shares subject to options, warrants or other rights are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

	Shares owned prior to any offering under this prospectus		Maximum number of shares being sold under this prospectus	Shares owned after the completion of the offering under this prospectus (1)
Selling Stockholder	Number	Percentage(2)		Number	Percentage(2)
STT Crossing Ltd. (3)	50,498,593	24.3%	50,498,593	0	0%

(1)           Assumes that the selling stockholder sells, transfers, distributes or otherwise disposes of all the shares that it holds or are attributable to it covered hereby.

(2)           The percentages of beneficial ownership are based on 207,649,059 shares of our common stock outstanding as of  November 4, 2011.  For purposes of this table only, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholder.

(3)           Temasek Holdings (Private) Limited is the parent of Singapore Technologies Telemedia Pte Ltd, which is the parent of STT Communications Ltd, which is the parent of STT Crossing.  Because of the foregoing relationships, the direct and indirect parents of STT Crossing may be deemed to indirectly own, and to share voting and dispositive power over, the shares of common stock directly owned by STT Crossing. However, pursuant to Rule 13d-4 under the Exchange Act, Temasek Holdings (Private) Limited expressly disclaims beneficial ownership of such common stock.

Stockholder Rights Agreement

In connection with the execution of the Amalgamation Agreement, on April 10, 2011, we entered into a Stockholder Rights Agreement with STT Crossing, referred to herein as the Stockholder Rights Agreement, pursuant to which we agreed, among other things, that our Board of Directors, or the Board, would appoint three directors designated by STT Crossing.  The Stockholder Rights Agreement provides that STT Crossing has the right to nominate the number of directors for the Board that is proportionate to its percentage ownership of our common stock.  However, STT Crossing will have the right to nominate (i) at least two directors as long as STT Crossing owns at least 15% of our outstanding common stock and (ii) at least one director as long as STT Crossing owns at least 10% of our outstanding common stock.

Under the Stockholder Rights Agreement, STT Crossing, for the relevant time period set out in the Stockholders Rights Agreement and without the prior written consent of the majority of the Board (excluding any representatives or designees of STT Crossing), (i) is prohibited from acquiring or publicly proposing to acquire any material assets of Level 3 or seeking to effect a business combination transaction, seeking to have representatives elected to the Board (other than pursuant to its right to designate directors under the Stockholders Rights Agreement) or soliciting proxies for the purpose of seeking to control or influence the Board, or forming a group in connection with any of the foregoing and (ii) may not acquire any shares of our common stock (including shares issuable upon exercise of any convertible securities) unless after giving effect to such acquisition STT Crossing would beneficially own less than 34.5% of the outstanding shares of our common stock.

STT Crossing is also subject to certain other limitations on the acquisition and transfer of shares of our common stock and securities convertible into our common stock.  Pursuant to the Stockholder Rights Agreement, during a period of 90 days from the closing of the Global Crossing acquisition on October 4, 2011, referred to herein as the Initial Lock-up Period, STT Crossing cannot, without our consent, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of common stock to which STT Crossing has the power of disposition, nor can STT Crossing enter into any swap or any other agreement or any transaction that transfers the economic consequence of ownership of the shares of common stock to which STT Crossing has the power of disposition.  The Initial Lock-up Period expires on January 2, 2012.

Under the Stockholder Rights Agreement, we granted STT Crossing certain registration rights and agreed to offer proportionate new equity interests in Level 3 to STT Crossing for the same price and on the same terms as such new equity interests are proposed to be offered to others.  Pursuant to the Stockholder Rights Agreement, we agreed to register the resale of STT Crossing’s holdings of shares of Level 3 common stock listed in the table above under applicable federal securities laws and to pay fees and expenses of one counsel incurred by STT Crossing incident to the registration of these securities, subject to certain limitations.

We may suspend the use of this prospectus if, among other things, an event has occurred and is continuing as a result of which this prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or necessary to make the statements herein not misleading.  If a black-out period becomes necessary, Level 3 will file or furnish a prospectus supplement or post-effective amendment, if required, and take any similar action to permit sales of shares of common stock by STT Crossing as contemplated by this prospectus.  Any such black-out periods may not exceed 45 consecutive calendar days or 90 aggregate calendar days in any 12-month period.

A copy of the Stockholder Rights Agreement was filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Voting Agreement

In connection with the execution of the Amalgamation Agreement, on April 10, 2011, we entered into a Voting Agreement with STT Crossing, referred to herein as the Voting Agreement, pursuant to which STT Crossing agreed, among other things, (i) subject to certain limited exceptions as set forth in the Voting Agreement, to vote the Global Crossing common shares and the Global Crossing convertible preferred stock held by it in favor of the approval and adoption of the Amalgamation and (ii) to restrict its ability to transfer, sell or otherwise dispose of, grant proxy to or permit the pledge of or any other encumbrance on such Global Crossing common shares or Global Crossing convertible preferred stock.  The conditions and obligations under the Voting Agreement were terminated upon the effective time of the Amalgamation.

PLAN OF DISTRIBUTION

The selling stockholder and its successors, including its transferees, pledgees or donees or its successors, may from time to time sell the shares of common stock hereby registered directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers of the securities.  These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The shares of common stock hereby registered may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related directly to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•      on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale;

•      in the over-the-counter market;

•      in transactions otherwise than on these exchanges or services or in the over-the-counter market;

•      through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•      the delivery of shares of our common stock pursuant to the exercise of any options granted over shares of our common stock to any person or entity, including without limitation, to any officer, director, employee, affiliate or consultant of the selling stockholder or any of its affiliates;

•      ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•      block trades in which the broker-dealer will attempt to sell the shares as an agent but may position and resell a portion of the block as principal to facilitate the transaction;

•      purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•      an exchange and distribution in accordance with the rules of the applicable exchange;

•      privately negotiated transactions;

•      broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•      by pledge to secure debts and other obligations or on foreclosure of a pledge;

•      through the settlement of short sales;

•      a combination of any such methods of sale; or

•      any method permitted pursuant to applicable law.

In connection with sales of our common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of our common stock in the course of hedging positions they assume.  The selling stockholder may also sell common stock short and deliver common stock to close out short positions, or loan or pledge common stock to broker-dealers that in turn may sell such securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholder from its sale of the shares of common stock registered hereby will be the purchase price of the shares of common stock less discounts and commissions, if any.  The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents.  We will not receive any of the proceeds from this offering.

Our outstanding common stock is listed for trading on the NYSE.

In order to comply with the securities laws of some states, if applicable, the shares of common stock registered hereby may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock registered hereby may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the securities registered hereby may be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, as amended, or the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.   A selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to statutory liabilities, including, but not limited to, liability under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.  The selling stockholder has acknowledged that it understands its obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholder and any underwriter, broker-dealer or agent regarding the sale of the securities registered hereby.  The selling stockholder may determine not to sell any, or to sell less than all of, the shares of common stock described in this prospectus.  In addition, the selling stockholder may, to the extent permitted by applicable law, sell, transfer, devise or gift these shares of common stock by other means not described in this prospectus.  In that regard, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act or which may otherwise be sold without registration under the Securities Act may be sold under Rule 144 or Rule 144A or as otherwise permitted by law rather than pursuant to this prospectus.

To the extent required, the specific shares of common stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

Pursuant to the Stockholder Rights Agreement, we agreed to register the resale of STT Crossing’s holdings of  shares of Level 3 common stock under applicable federal and state securities laws.  See “Selling Stockholder” in this prospectus.  We have agreed to indemnify the selling stockholder against liabilities, including liabilities of any violation by us of the Securities Act and the Exchange Act applicable to us and relating to the registration of the shares offered by this prospectus.

LEGAL MATTERS

Certain legal matters with respect to the validity of the shares of common stock offered under this prospectus will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York.

EXPERTS

The consolidated financial statements of Level 3 Communications, Inc. as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Global Crossing Limited as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, appearing in Level 3 Communications, Inc.’s Current Report on Form 8-K originally filed May 20, 2011, as amended, and incorporated herein by reference, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.  You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until all of the securities are sold:

•      Annual report on Form 10-K for the fiscal year ended December 31, 2010  (filed on February 25, 2011);

•      Quarterly reports on Form 10-Q for the quarters ended March 31, 2011 (filed on May 6, 2011), June 30, 2011 (filed on August 4, 2011) and September 30, 2011 (filed on November 8, 2011);

•      Current reports on Form 8-K (in all cases other than information furnished rather than filed pursuant to any Form 8-K), filed on January 12, 2011, January 19, 2011, January 21, 2011, January 24, 2011, January 31, 2011, February 23, 2011, March 7, 2011, April 11, 2011, April 14, 2011, May 3, 2011, May 20, 2011, May 23, 2011, May 23, 2011, May 24, 2011, May 31, 2011, June 6, 2011, June 13, 2011, June 24, 2011, July 12, 2011, July 19, 2011, July 27, 2011, July 28, 2011, August 4, 2011, August 4, 2011, September 1, 2011, October 6, 2011, October 20, 2011, October 27, 2011, October 31, 2011 and November 17, 2011;

•      Definitive Proxy Statement for the 2011 Annual Meeting of Stockholders filed on April 4, 2011 and the Definitive Additional Solicitation Materials for the 2011 Annual Meeting filed on May 11, 2011; and

•      Registration Statement on Form 8-A filed on October 19, 2011.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Level 3 Communications, Inc.
1025 Eldorado Boulevard
Broomfield, Colorado 80021
(720) 888-1000

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement.  We have not authorized anyone else to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by us in connection with the sale and distribution of the securities being registered hereby.  Pursuant to the Stockholder Rights Agreement, we will pay fees and expenses of one counsel incurred by STT Crossing incident to the registration of shares of our common stock, subject to certain limitations.  All amounts are estimated except the SEC registration fee.

SEC registration fee	$116,321.49
Legal fees and expenses	100,000
Accounting fees and expenses	10,000
Printing fees and expenses	2,000
Miscellaneous	678.51

Total	$229,000

Item 15.      Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.  A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.  A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.  Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.  The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation’s by-law, agreement, vote or otherwise.

In accordance with Section 145 of the DGCL, Article XI of the Restated Certificate of Incorporation, or the Certificate, of Level 3 Communications, Inc. and Level 3’s By-Laws, or the By-Laws, provide that Level 3 shall indemnify each person who is or was a director, officer or employee of Level 3 (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of Level 3 as director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under subsections 145(a), (b), and (c) of the DGCL or any successor statute. The indemnification provided by the Certificate and the By-Laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Expenses (including attorneys’ fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Level 3.  The Certificate further provides that a director of Level 3 shall not be personally liable to Level 3 or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Level 3 or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.  If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Level 3 shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

The By-Laws provide that Level 3 may purchase and maintain insurance on behalf of its directors, officers, employees and agents against any liabilities asserted against such persons arising out of such capacities.

Item 16.      Exhibits.

5.1	Opinion of Willkie Farr & Gallagher LLP.

10.1

Stockholder Rights Agreement, dated April 10, 2011, by and between Level 3 Communications, Inc. and STT Crossing Ltd. (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed on April 14, 2011).

23.1	Consent of KPMG LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages hereto).

Item 17.      Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Broomfield, Colorado, on November 18, 2011.

LEVEL 3 COMMUNICATIONS, INC.

By:	/s/ James Q. Crowe
Name:	James Q. Crowe
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John M. Ryan and Neil J. Eckstein, as his true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (i) any and all pre-effective and post-effective amendments to this registration statement, (ii) any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, (iii) any exhibits to any such registration statement or pre-effective or post-effective amendments, (iv) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable Level 3 Communications, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Walter Scott, Jr.	Chairman of the Board	November 18, 2011
Walter Scott, Jr.

/s/ James Q. Crowe	Chief Executive Officer and Director (Principal Executive Officer)	November 18, 2011
James Q. Crowe

/s/ Sunit S. Patel	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 18, 2011
Sunit S. Patel

/s/ Eric J. Mortensen	Senior Vice President and Controller (Principal Accounting Officer)	November 18, 2011
Eric J. Mortensen

/s/ Archie Clemins	Director	November 18, 2011
Archie Clemins

Name	Title	Date

/s/ James O. Ellis, Jr.	Director	November 18, 2011
James O. Ellis, Jr.

/s/ Richard R. Jaros	Director	November 18, 2011
Richard R. Jaros

/s/ Lee Theng Kiat	Director	November 18, 2011
Lee Theng Kiat

/s/ Michael J. Mahoney	Director	November 18, 2011
Michael J. Mahoney

/s/ Charles C. Miller, III	Director	November 18, 2011
Charles C. Miller, III

/s/ John T. Reed	Director	November 18, 2011
John T. Reed

/s/ Peter Seah Lim Huat	Director	November 18, 2011
Peter Seah Lim Huat

/s/ Dr. Albert C. Yates	Director	November 18, 2011
Dr. Albert C. Yates

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Willkie Farr & Gallagher LLP.

10.1

Stockholder Rights Agreement, dated April 10, 2011, by and between Level 3 Communications, Inc. and STT Crossing Ltd. (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed on April 14, 2011).

23.1	Consent of KPMG LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages hereto).